Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ANTERO MIDSTREAM GP LP

This Certificate of Limited Partnership of Antero Midstream GP LP (the “Partnership”), dated May 4, 2017, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.              The name of the limited partnership is Antero Midstream GP LP.

2.              Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.              General Partner. The name and the business, residence, or mailing address of the general partner are:

AMGP GP LLC

1615 Wynkoop Street

Denver, CO 80202

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

GENERAL PARTNER:

AMGP GP LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Antero Midstream GP LP Certificate of Limited Partnership]